UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2010

Independence Bancshares, Inc.

(Exact name of registrant

as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

500 East Washington Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 672-1776

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 20, 2010, Independence National Bank (the “Bank”), subsidiary bank of Independence Bancshares, Inc. (the “Company”), entered into a formal written agreement (the “Formal Agreement”) with the Office of the Comptroller of the Currency (the “OCC”).  A copy of the Formal Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Formal Agreement is based on the findings of the OCC during a 2009 on-site examination of the Bank.  Since the completion of the examination, the Board of Directors and management of the Bank have been aggressively working to address the findings of the exam and will continue to work to comply with all the requirements of the Formal Agreement.  In addition, entry into the Formal Agreement does not change the Bank’s “well-capitalized” status as of the date of this Current Report.

Under the terms of the Formal Agreement, the Bank is required to take the following actions:  (i) update and adhere to its three-year strategic plan, capital program and profit plan designed to improve the condition of the Bank; (ii) improve its liquidity position and maintain adequate sources of funding; (iii) obtain a determination of no supervisory objection from the OCC before accepting, renewing, or rolling over brokered deposits; (iv) protect the Bank’s interest in assets criticized by the OCC; (v) manage its concentrations of commercial real estate loans; (vi) reduce extensions of credit exceeding the Bank’s legal lending limit to conforming amounts; (vii) obtain credit information on all loans lacking such information and ensure proper collateral documentation is in place; and (viii) update and implement written policies/programs addressing asset-liability management, interest rate risk, liquidity risk, criticized assets, allowance for loan and lease losses, loan portfolio management, asset diversification and concentration monitoring, interested-party transactions, and legal lending limits.  Additionally, the Bank is required to submit periodic reports to the OCC regarding various aspects of the foregoing actions.  The Bank’s Board of Directors will appoint a compliance committee to monitor and coordinate the Bank’s performance under the Formal Agreement.

The foregoing description is only a summary of the material terms of the Formal Agreement and is qualified in its entirety by reference to the Formal Agreement, which is attached hereto as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

		By:	/s/ Lawrence R. Miller
		Name:	Lawrence R. Miller
		Title:	Chief Executive Officer

Dated:	January 22, 2010